UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 5, 2008

Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297	88-0450923
(Commission File Number)	(IRS Employer Identification No.)

5804 E. Slauson Ave.,
Commerce, CA 90040
(Address of Principal Executive Offices and zip code)

(323) 725-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Director

On May 5, 2008, Harry Haralambus notified the Registrant’s Board of Directors of his resignation from the Board of Directors, and the Audit, Compensation and Governance and Nominating Committees of the Registrant’s Board of Directors, to pursue other interests.

On May 5, 2008, the Governance and Nominating Committee of the Registrant’s Board of Directors nominated, and the Registrant’s Board of Directors appointed Keith B. Hall as a member of the Registrant’s Board of Directors, and of the Audit, Compensation and Governance and Nominating Committees of the Registrant’s Board of Directors.  On May 5, 2008, Mr. Hall was granted an option to purchase 75,000 shares of the Registrant's Common Stock exercisable at $0.62 per share and resting 1/3 on the date of grant with the remaining 2/3 vesting in equal annual installments over the next two years.  Mr. Hall will also receive annual remuneration of $15,000 for his service on the Registrant’s Board of Directors.

Mr. Hall brings to the Registrant 30 years of experience in financial analysis, accounting, investor relations, strategic planning, process redesign and international operations.  He retired last year as the Senior Vice President and Chief Financial Officer of LendingTree, Inc., a division of InterActive Corp. (IACI).  During his eight years at LendingTree, Mr. Hall helped lead the company to profitability and raised $150 million in capital, including overseeing the company’s initial public offering in 2000.  Prior to LendingTree, Mr. Hall held chief financial officer positions with three public companies (Broadway & Seymour, Inc., Loctite Corporation, and Legent Corporation) that were acquired.  He also was employed for over twelve years in various financial positions of increasing responsibility at United Technologies Corporation (UTX), including chief financial officer of Carrier Corporation’s North American Operations.

Mr. Hall serves as a member of the Board and is on the Audit Committee for MTM Technologies, Inc., a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies.  Mr. Hall also served as a member of the Board and Chairman of the Audit Committee for Electronic Clearing House, Inc., a leading provider of electronic payment and transaction processing services, until its acquisition earlier this year by Intuit, Inc. (INTU).  Mr. Hall is currently a Director and Chairman of the Audit Committee of NewRiver, Inc., a private Internet company serving the mutual fund industry.  Mr. Hall is on the Board of Trustees of Coe College in Cedar Rapids, Iowa.  He holds an MBA from Harvard Business School and a Bachelor of Arts degree from Coe College.

Prior to his appointment as a member of the Registrant’s Board of Directors, Mr. Hall had no material relationship with the Registrant, and no such relationship is currently proposed.  Mr. Hall has no family relationships with any of the Registrant’s other directors or executive officers.

On May 8, 2008, the Registrant issued a press release announcing the appointment of Mr. Hall as a new member of its Board of Directors.  A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Appointment of Chief Financial Officer

On May 5, 2008, the Registrant appointed Eric Hohl as its new Chief Financial Officer.  Mr. Hohl will receive an annual salary of $165,000, increasing to $175,000 beginning October 1, 2008.  Mr. Hohl is also entitled to receive a guaranteed bonus of not less than $10,000, as adjusted by the Compensation Committee of the Registrant’s Board of Directors, and paid at or around March 31, 2009, or the date of the filing of the Registrant’s annual report on Form 10-K for the year ended December 31, 2008 with the Secrutities and Exchange Commission.  Mr. Hohl is also entitled to receive annual bonuses based upon the Registrant’s earnings before interest, taxes, depreciation and amortization, as determined by the Compensation Committee of the Registrant’s Board of Directors.  In the event Mr. Hohl is terminated without cause after the commencement of his seventh month of employment, but before the beginning of his thirteenth month of employment, the Registrant has agreed to pay Mr. Hohl severance in the amount of three months base salary.  In the event Mr. Hohl is terminated without cause after the commencement of his thirteenth month of employment, the Registrant has agreed to pay Mr. Hohl severance in the amount of four months base salary.  If Mr. Hohl has been employed for a period greater than 12 months on the date his termination, Mr. Hohl shall also be entitled to the pro-rata amount of bonuses earned through the date of termination.  The Compensation Committee of the Registrant’s Board of Directors approved Mr. Hohl’s compensation package.  Mr. Hohl is not party to an employment agreement with the Registrant.

As an inducement material to Mr. Hohl’s decision to enter into employment with the Registrant, the Registrant agreed to grant Mr. Hohl an option to purchase 150,000 shares of the Registrant’s common stock.  The option has an exercise price of $0.62 and will vest over a period of three years, with 50,000 shares vesting on each twelve-month anniversary of the date of grant.  The grant of the option was approved by the Compensation Committee of the Registrant’s Board of Directors.

Mr. Hohl has more than 16 years of financial and senior level management experience as both chief financial officer and chief operating officer of start-ups to $100 million retail, apparel and technology companies.  Prior to joining the Registrant Mr. Hohl served as Executive Vice President and Chief Financial Officer of Ashworth Inc., where he was responsible for all accounting and finance functions, including SEC reporting and SOX compliance.  Previously, Mr. Hohl was Chief Financial Officer at ISE Corporation, where he helped develop and implement short- and long-range corporate strategies for growth, profitability and control.  Mr. Hohl also served as chief financial officer for Ritz Interactive, Inc. where during his tenure revenue grew from $19 million to $70 million.  Mr. Hohl was a member of the initial management team of Billabong USA, a surf apparel company, where he was responsible for many facets of the start up of the company.  Earlier in his career, Mr. Hohl spent six years as one of the initial members of the senior management team of Mossimo, Inc., guiding the company through a rapid stage of development.  Mr. Hohl, 46, holds an M.B.A. from the University of Southern California and a B.A. from University of California, Davis.

Prior to his appointment as the Registrant’s Chief Financial Officer, Mr. Hohl had no material relationship with the Registrant.  Mr. Hohl has no family relationships with any of the Registrant’s other directors or executive officers.

On May 7, 2008, the Registrant issued a press release announcing the appointment of Mr. Hohl as its new Chief Financial Officer.  A copy of the press release is being furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits.

99.1	Press Release issued by the Registrant on May 8, 2008.
99.2	Press Release issued by the Registrant on May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Holdings, Inc.

Date: May 9, 2008	By:	/s/ Glenn S. Palmer
Glenn S. Palmer
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Registrant on May 8, 2008.
99.2	Press Release issued by the Registrant on May 7, 2008.